Exhibit 99.24
                             Selected Information
                      Ford Credit Auto Owner Trust 2000-F
                           through December 31, 2000
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B
           FRN              6.56%            6.58%            FRN              FRN              7.00%
           Asset            Asset            Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------




Principal
Paid       $          0.00  $          0.00  $          0.00  $          0.00  $          0.00  $          0.00

Interest
Paid       $          0.00  $  6,259,151.11  $  4,657,177.77  $          0.00  $          0.00  $    927,976.98

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Total Servicing Fees Paid:  $  5,010,720.86

